Exhibit 99.1

Quantum-Si Appoints Former Illumina and Cisco Systems Executive,
Paula Dowdy, to its Board of Directors

BRANFORD, Conn.--(BUSINESS WIRE)—March 21, 2024-- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing CompanyTM, today announced the appointment of Paula Dowdy, a senior executive with more than 35 years of experience across life sciences, enterprise software, and technology industries, to its Board of Directors.

Ms. Dowdy currently serves on the Board of Directors for SPT Labtech, a world leading lab automation tools company based in the UK and is an advisor at EQT Life Sciences, one of Europe’s leading investors targeting innovative life sciences and healthcare. Previously, she was the SVP and General Manager of Europe, Middle East and Africa (EMEA) at Illumina where she led the region through a period of significant growth. Prior to Illumina, Ms. Dowdy spent over 20 years at Cisco Systems, Inc., and held various positions in products, services, and software in the United States, and globally.

“We are thrilled to welcome Paula to our Board of Directors,” said Jeff Hawkins, President and Chief Executive Officer of Quantum-Si. “At Illumina, Paula helped the company more than double the EMEA business and in doing so, developed a depth of experience in each of the key markets, customers and regional distribution networks, all of which will help us to successfully build the EMEA region for Quantum-Si. Her proven track record of driving growth and innovation in the fields of genomics and technology aligns perfectly with our mission to revolutionize protein sequencing and ultimately, improve human health.”

Throughout her career, Ms. Dowdy has demonstrated a commitment to supporting companies as they scale and helping them achieve record revenue growth. Her expertise in commercial strategy, market development, and global operations will be instrumental as Quantum-Si continues to expand its reach and impact in proteomics.

“I am honored to join the Quantum-Si Board of Directors during this pivotal moment in the Company’s journey,” said Ms. Dowdy. “I believe Quantum-Si’s groundbreaking technology has the potential to transform how we understand the importance of protein sequencing and its potential to unleash the power of proteomics to treat complex diseases. I look forward to contributing to the Company’s continued success.”

Ms. Dowdy earned an MBA from Pepperdine University and a Bachelor of Arts degree from the University of California, Berkeley. Her appointment to the Quantum-Si Board of Directors is effective as of today.

About Quantum-Si Incorporated

Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company’s suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at quantum-si.com or follow us on LinkedIn or X.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum™ protein sequencing instrument and kits and the Company’s other products once commercialized; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company's products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s most recent Annual Report on Form 10-K, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contact
Jeff Keyes, Chief Financial Officer
ir@quantum-si.com

Media Contact
Katherine Atkinson, SVP, Commercial Marketing
media@quantum-si.com